Perspective Therapeutics Presents Promising [212Pb]Lapemelanotide Zapixetar (VMT01) Monotherapy Data from a Phase 1/2a Study in
Heavily Pretreated Advanced Melanoma Patients at SITC 2026

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Meaningful antitumor activity observed at the 3.0 mCi monotherapy dose with 75% disease control rate and durable disease stabilization; one of two confirmed responders remains on study ~40 weeks after the first treatment
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No dose-limiting toxicities, treatment-related serious adverse events, or discontinuations due to adverse events were reported across 20 patients in three monotherapy dose cohorts as of the data cut-off
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Continued evaluation and dose optimization of lapemelanotide to inform future clinical development

SEATTLE, November 6, 2026 -- Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced systemic treatments for cancers, today announced updated interim monotherapy results from its ongoing Phase 1/2a clinical trial of [212Pb]lapemelanotide zapixetar (VMT01), an investigational targeted alpha therapy. The Company presented the data as a poster at the Society for Immunotherapy of Cancer (SITC) 41st Annual Meeting, being held November 4 to 8, 2026, in Phoenix, Arizona.

The update covered 20 patients who received at least one monotherapy treatment of lapemelanotide as of September 18, 2026 (DCO date), across three dose cohorts of up to cumulative 4.5 mCi, 9 mCi, and 15 mCi, administered in three treatments of 1.5 mCi, 3.0 mCi, and 5.0 mCi, respectively, every eight weeks.

At the program’s focus dose of 3.0 mCi, two out of the eight patients enrolled in the monotherapy cohort had objective partial responses, one of whom remained in partial response and in study approximately 40 weeks after their first treatment. The disease control rate (DCR) was 75%, including two patients with long-lasting disease stabilization. As of the DCO date, eight patients had received at least one treatment in this dose cohort, with the eighth patient recently treated and not yet eligible for their first tumor assessment.

Across all 20 monotherapy patients, no dose-limiting toxicities (DLTs), treatment-related serious treatment-emergent adverse events (TEAEs), or adverse event-related treatment discontinuations were reported. Grade 3 or higher TEAEs occurred in five patients (25%), with none considered treatment-related.

“Despite significant advances in immunotherapy, many patients with advanced melanoma do not respond to checkpoint inhibitors, or they experience disease progression following treatment,” said Markus Puhlmann, MD, Perspective’s Chief Medical Officer. “The clinical activity observed with lapemelanotide, together with its safety profile to date, supports further investigation of targeted alpha therapy as a potential treatment option for patients with limited alternatives.”

“With lapemelanotide, we’re seeing responses and meaningful periods of disease stabilization in heavily pretreated patients,” said Thijs Spoor, Perspective’s Chief Executive Officer. “We believe there is an opportunity to make a difference for these patients. We’re continuing to learn from the data as we determine the best way to move the program forward.”

About [212Pb]Lapemelanotide Zapixetar

Perspective designed lapemelanotide to target and deliver 212Pb to metastatic melanoma tumor sites expressing MC1R, a protein that can be overexpressed in metastatic melanoma tumors. The Company is conducting a multi-center, open-label dose escalation, dose expansion study (ClinicalTrials.gov identifier NCT05655312) in patients with histologically confirmed melanoma and MC1R-positive imaging scans obtained with the companion investigational imaging agent [203Pb]VMT01.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced systemic treatments for cancers. The Company has proprietary technology that utilizes the alpha-generating isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging techniques that incorporate the same targeting moieties, creating an opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables visualization of the specific tumor and subsequent treatment, potentially improving efficacy and minimizing toxicity.

The Company is advancing a portfolio of clinical-stage programs in the U.S., including bamzireotide navoxetan (VMT-α-NET, neuroendocrine tumors), lapemelanotide zapixetar (VMT01, melanoma), and PSV359 (solid tumors).

The Company is expanding its regional finished drug product candidate supply network, enabled by its proprietary 224Ra/212Pb generator platform used to manufacture clinical drug product candidates, to support the delivery of patient-ready drug product candidates for clinical trials and, if approved, commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company’s proprietary technology, imaging techniques and product candidates, including VMT-α-NET, PSV359, and VMT01, and related treatment opportunities in connection therewith; the Company’s understanding regarding the clinical profiles of its product candidates, including VMT-α-NET, PSV359, and VMT01; the Company’s preclinical and clinical development plans and the expected timing for the release of additional data from its clinical programs; the anticipated clinical benefits of the Company’s product candidates relative to existing therapies; the Company’s expectations regarding regulatory engagement and pathways for its product candidates; the Company’s expectations regarding its interactions with regulatory agencies, including the FDA, and the expected timing thereof; the Company’s regional distribution and manufacturing capabilities; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Known risk factors include (without limitation) that the Company’s clinical trials may be more costly or take longer to complete than anticipated, or may never be completed, or may not generate results that warrant future development of the tested product candidate; regulatory authorities may not grant or may delay approval for our product candidates; the Company may elect to change its strategy regarding its product candidates and clinical development and manufacturing activities; economic and market conditions may worsen; the Company’s ability to establish, maintain and expand its regional distribution and manufacturing capabilities; and risks related to the sufficiency of the Company’s cash resources for its future operating expenses and capital expenditures. A more complete discussion of the risks and uncertainties facing the Company appears under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:
Annie J. Cheng, CFA
ir@perspectivetherapeutics.com

ENTENTE Network of Companies
Katie Morris, PhD
katiemorris@ententeinc.com

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1Su DG, Djureinovic D, Schoenfeld D, et al. Melanocortin-1 Receptor Expression as a Marker of Progression in Melanoma. JCO Precis Oncol. 2024;8:e2300702. doi:10.1200/PO.23.00702.